From:    Matthew J. Doherty
         Media Training & Public Relations
         541 6th Street - Suite D
         Oakmont, PA 15139
         (412) 828-7319


                                                           [LOGO OMITTED]


For:     MORTON'S RESTAURANT GROUP, INC.           FOR IMMEDIATE RELEASE
                                                   ---------------------
         325 North LaSalle Street
         Chicago, Illinois 60610
         (312) 923-0030
         www.mortons.com
                                                      October 29, 2007


Contact: RONALD M. DINELLA, SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER,
         MORTON'S RESTAURANT GROUP, INC.


                 MORTON'S RESTAURANT GROUP, INC. REPORTS RESULTS
                             FOR THIRD QUARTER 2007

                    - RECORD-SETTING THIRD QUARTER REVENUES -

                   - COMPARABLE RESTAURANT REVENUES UP 6.9% -

    - COMPANY PROVIDES GUIDANCE FOR FOURTH QUARTER 2007 AND FULL YEAR 2007 -


Chicago, IL. October 29, 2007 - Morton's Restaurant Group, Inc. (NYSE:MRT) today reported unaudited financial results for its 2007 fiscal third quarter ended September 30, 2007.

THE THREE MONTH PERIOD ENDED SEPTEMBER 30, 2007 AS COMPARED TO THE THREE MONTH PERIOD ENDED OCTOBER 1, 2006 (13 WEEKS TO 13 WEEKS)

     o    Revenues increased 12.6% to $78.9 million.

     o    Comparable   restaurant   revenues  increased  6.9%  (Morton's  +7.3%,
          Bertolini's - 7.4%).

     o The growth in revenues is also attributable to revenues from four Morton's steakhouses, which opened in fiscal 2006, and two Morton's steakhouses, which opened during the first nine months of fiscal 2007.

     o The Company's net loss reported in accordance with generally accepted accounting principles ("GAAP") was $(0.7) million, or $(0.04) per diluted share, for the three month period ended September 30, 2007, which compares to GAAP net loss of $(0.1) million, or $(0.01) per diluted share, for the three month period ended October 1, 2006.

     o GAAP net loss of $(0.7) million, or $(0.04) per diluted share, for the three month period ended September 30, 2007, compares to pro forma net income of $0.1 million, or $0.01 per diluted share, for the three month period ended October 1, 2006. (Please see the reconciliation of pro forma net income (loss) to GAAP net income (loss) in the financial tables that follow.)

     o Due to the timing and concentration of new restaurant development, pre-opening costs for the three month period ended September 30, 2007 increased $0.8 million compared to the three month period ended October 1, 2006.

"We are working hard to build our business with our Morton's genuine hospitality; one guest at a time," said Thomas J. Baldwin, Chairman, Chief Executive Officer and President of Morton's Restaurant Group, Inc. "Our strategic initiatives, development programs, and international expansion plans, with the August opening of our Morton's steakhouse in Macau, are moving forward. Further, during October, we opened our new Morton's steakhouse in Annapolis, MD and expect to open our Boston Seaport and Los Angeles - Woodland Hills Morton's steakhouses in November and December."

THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2007 AS COMPARED TO THE NINE MONTH PERIOD ENDED OCTOBER 1, 2006 (39 WEEKS TO 39 WEEKS)

     o    Revenues increased 9.6% to $253.4 million.

     o Comparable restaurant revenues increased 3.6% (Morton's + 3.8%, Bertolini's - 3.9%).

     o The growth in revenues is also attributable to revenues from four Morton's steakhouses, which opened in fiscal 2006, and two Morton's steakhouses, which opened during the first nine months of fiscal 2007.

     o The Company's net income reported in accordance with GAAP was $6.6 million, or $0.39 per diluted share, for the nine month period ended September 30, 2007, which compares to GAAP net loss of $(19.2) million, or $(1.21) per diluted share, for the nine month period ended October 1, 2006.

     o GAAP net income of $6.6 million, or $0.39 per diluted share, for the nine month period ended September 30, 2007, compares to pro forma net income of $8.2 million, or $0.48 per diluted share, for the nine month period ended October 1, 2006. (Please see the reconciliation of pro forma net income (loss) to GAAP net income (loss) in the financial tables that follow.)

RESTAURANT DEVELOPMENT

During 2007, the Company opened Morton's steakhouses in San Jose, CA (February); Macau, China (August); Annapolis, MD (October) and relocated its Morton's steakhouse in Cincinnati, OH (August). The Company has entered into leases to open new Morton's steakhouses in Boston (Seaport District), MA; Coral Gables, FL; Leawood/Overland Park, KS; Naperville, IL and Woodland Hills, CA.

During 2007, the Company completed the introduction of Bar 12o21 in its Morton's
steakhouses  in  Atlanta  (Buckhead),   GA;  Boca  Raton,  FL;  Charlotte,   NC;
Georgetown, D.C.; Nashville, TN; Pittsburgh, PA and Toronto, Canada.

From mid September 2006 through early February 2007, the Bertolini's at the Forum Shops at Caesars Palace in Las Vegas was closed for renovation. The Company's new Italian restaurant, Trevi, opened at that location on February 2, 2007.

The Company has experienced delays in opening several restaurants this year primarily due to delays in obtaining permits and in construction, resulting in lower revenues and higher pre-opening costs than initially planned for the period.

FOURTH QUARTER FISCAL 2007 AND FULL YEAR FISCAL 2007 FINANCIAL GUIDANCE

The Company expects fourth quarter of fiscal 2007 revenues to range between $101 million and $104 million, including increases in comparable restaurant revenues of approximately 2% to 3% as compared to the fourth quarter of fiscal 2006. Fourth quarter of fiscal 2007 will not include New Year's Eve's revenue, which was included in the fourth quarter of fiscal 2006. Fourth quarter diluted net income per share is expected to approximate $0.46 to $0.48. This range includes estimated compensation expense, net of related income taxes, pursuant to Statement of Financial Accounting Standards ("SFAS") No. 123R "SHARE BASED PAYMENT", which requires the expensing of stock issued to employees (approximately $0.01 to $0.02 per diluted share) and higher than initially anticipated pre-opening costs. This range also includes expectations that the Company's 2007 effective income tax rate will approximate 30%. The Company has experienced delays in opening several restaurants this year primarily due to delays in obtaining permits and in construction, resulting in lower revenues and higher pre-opening costs than initially planned for the period. During the fourth quarter of fiscal 2007, the Company opened a Morton's steakhouse in Annapolis, MD and expects to open two additional Morton's steakhouses, each of which will include a Bar 12o21 and new temperature controlled display wine rooms.

The Company expects fiscal year 2007 revenues to range between $354 million and $357 million, including increases in comparable restaurant revenues of approximately 2.5% to 3.5% as compared to fiscal 2006. Diluted net income per share is expected to approximate $0.85 to $0.87. Fiscal 2007 will not include New Year's Eve's revenue, which was included in fiscal 2006. This range includes estimated compensation expense, net of related income taxes, pursuant to SFAS No. 123R (approximately $0.06 to $0.07 per diluted share) and higher than initially anticipated depreciation and pre-opening costs. This range also includes expectations that the Company's 2007 effective income tax rate will
approximate  30%.  The  Company  has  experienced   delays  in  opening  several
restaurants this year primarily due to delays in obtaining permits and in construction, resulting in lower revenues and higher pre-opening costs than initially planned for the period. In addition to the Morton's steakhouses in San Jose, CA; Macau, China; Cincinnati, OH and Annapolis, MD that have opened, the Company expects to open two additional Morton's steakhouses during the fourth quarter of fiscal 2007, each of which will include a Bar 12o21 and new temperature controlled display wine rooms. In addition the Company completed the introduction of Bar 12o21 in seven steakhouses and expects to retrofit two additional Morton's steakhouses to include Bar 12o21 during the remainder of fiscal 2007.

CONFERENCE CALL

Morton's Restaurant Group, Inc. (NYSE: MRT) has scheduled a conference call and Webcast for investors at 8:30 a.m. EDT today to discuss these results. Details of the conference call are as follows:

Date:              Monday, October 29, 2007

Time:              8:30 a.m. EDT    (please dial in by 8:15 a.m.)

Dial-In #:         (888) 396-2369  U.S. & Canada
                   (617) 847-8710  International

Confirmation code: 43182864

Alternatively, the conference call will be Webcast at WWW.MORTONS.COM under the "Investor Relations" tab.

ABOUT THE COMPANY

Morton's Restaurant Group, Inc. is the world's largest operator of company-owned upscale steakhouses. Morton's steakhouses have remained true to its founders' original vision of combining generous portions of high quality food prepared to exacting standards with exceptional service in an enjoyable dining environment.

As of October 29, 2007, the Company owned and operated 76 Morton's steakhouses located in 66 cities across 28 states, Puerto Rico and five international locations (Toronto, Vancouver, Hong Kong, Macau and Singapore) and 4 Italian restaurants.

FORWARD-LOOKING STATEMENTS

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED IN THIS NEWS RELEASE, THE MATTERS ADDRESSED ARE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS, WRITTEN, ORAL OR OTHERWISE MADE, REPRESENT THE COMPANY'S EXPECTATION OR BELIEF CONCERNING FUTURE EVENTS. WITHOUT LIMITING THE FOREGOING, THE WORDS "BELIEVES," "THINKS," "ANTICIPATES," "PLANS," "EXPECTS" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THE COMPANY CAUTIONS THAT FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS, UNCERTAINTIES, ASSUMPTIONS AND OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY, OR OTHERWISE, FROM THOSE EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS,
INCLUDING, WITHOUT LIMITATION, RISKS OF THE RESTAURANT INDUSTRY, INCLUDING A HIGHLY COMPETITIVE ENVIRONMENT AND INDUSTRY WITH MANY WELL-ESTABLISHED COMPETITORS WITH GREATER FINANCIAL AND OTHER RESOURCES THAN THE COMPANY, THE IMPACT OF CHANGES IN CONSUMER TASTES, LOCAL, REGIONAL AND NATIONAL ECONOMIC AND MARKET CONDITIONS, RESTAURANT PROFITABILITY LEVELS, EXPANSION PLANS, TIMELY CONSTRUCTION AND OPENING OF NEW RESTAURANTS, DEMOGRAPHIC TRENDS, TRAFFIC PATTERNS, EMPLOYEE AVAILABILITY, BENEFITS AND COST INCREASES, PRODUCT SAFETY AND AVAILABILITY, GOVERNMENT REGULATION, THE COMPANY'S ABILITY TO MAINTAIN ADEQUATE FINANCING FACILITIES AND OTHER RISKS DETAILED FROM TIME TO TIME IN THE COMPANY'S MOST RECENT FORM 10-K, FORMS 10-Q AND OTHER REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. OTHER UNKNOWN OR UNPREDICTABLE FACTORS ALSO COULD HARM THE COMPANY'S RESULTS. CONSEQUENTLY, THERE CAN BE NO ASSURANCE THAT ACTUAL RESULTS OR DEVELOPMENTS ANTICIPATED BY THE COMPANY WILL BE REALIZED OR, EVEN IF SUBSTANTIALLY REALIZED, THAT THEY WILL HAVE THE EXPECTED CONSEQUENCES TO, OR EFFECTS ON, THE COMPANY. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE, EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE SECURITIES LAWS.

                                     # # #

                        Morton's Restaurant Group, Inc.
                Consolidated Statements of Operations - Unaudited
                  (Amounts in thousands, except per share data)

                                           Three Month Periods Ended           Nine Month Periods Ended
                                         ------------------------------     --------------------------------
                                           September 30,   October 1,       September 30,       October 1,
                                               2007           2006              2007               2006
                                         --------------  --------------     ---------------    -------------

Revenues                                 $      78,872   $      70,048      $      253,372     $    231,118

Food and beverage costs                         26,240          23,359              84,748           76,388
Restaurant operating expenses                   39,856          36,116             121,748          111,390
Pre-opening costs                                1,823           1,039               3,638            1,971
Depreciation and amortization                    2,733           1,980               7,640            5,593
General and administrative expenses              6,472           5,181              17,852           16,412
Marketing and promotional expenses               1,769           1,255               5,586            4,266
Stock compensation expense associated
     with initial public offering                    -               -                   -              488
Management fee paid to related party                 -               -                   -              390
                                         --------------  --------------     ---------------    -------------
     Operating (loss) income                       (21)          1,118              12,160           14,220
Costs associated with the repayment of
    certain debt                                     -               -                   -           28,003
Costs associated with the termination of
     management agreement                            -               -                   -            8,400
Interest expense, net                              922             952               2,764            4,074
                                         --------------  --------------     ---------------    -------------
     (Loss) income before income taxes            (943)            166               9,396          (26,257)

Income tax (benefit) expense                      (207)            264               2,836           (7,038)
                                         --------------  --------------     ---------------    -------------
     Net (loss) income                   $        (736)  $         (98)     $        6,560     $    (19,219)
                                         ==============  ==============     ===============    =============
Net (loss) income per share:
Basic                                    $       (0.04)  $       (0.01)     $         0.39     $      (1.21)
Diluted                                  $       (0.04)  $       (0.01)     $         0.39     $      (1.21)

Shares used in computing net (loss)
income per share:
Basic                                         16,936.9        16,900.5            16,930.2         15,865.5
Diluted                                       16,936.9        16,900.5            16,980.5         15,865.5

                                            Morton's Restaurant Group, Inc.
                                              Margin Analysis - Unaudited
                                                     (In thousands)

                                                   Three Month Periods Ended                    Nine Month Periods Ended
                                           ----------------------------------------   ---------------------------------------------
                                            September 30, 2007     October 1, 2006       September 30, 2007       October 1, 2006
                                           --------------------  ------------------   -----------------------  --------------------
Revenues                                   $   78,872    100.0%   $   70,048  100.0%   $  253,372    100.0%   $  231,118    100.0%

Food and beverage costs                        26,240     33.3%       23,359   33.3%       84,748     33.4%       76,388     33.1%
Restaurant operating expenses                  39,856     50.5%       36,116   51.6%      121,748     48.1%      111,390     48.2%
Pre-opening costs                               1,823      2.3%        1,039    1.5%        3,638      1.4%        1,971      0.9%
Depreciation and amortization                   2,733      3.5%        1,980    2.8%        7,640      3.0%        5,593      2.4%
General and administrative expenses             6,472      8.2%        5,181    7.4%       17,852      7.0%       16,412      7.1%
Marketing and promotional expenses              1,769      2.2%        1,255    1.8%        5,586      2.2%        4,266      1.8%
Stock compensation expense
  associated with initial public offering           -        -             -      -             -        -           488      0.2%
Management fee paid to related party                -        -             -      -             -        -           390      0.2%
                                           -----------            -----------          ----------             -----------
    Operating (loss) income                       (21)    (0.0%)       1,118    1.6%       12,160      4.8%       14,220      6.2%
Costs associated with the repayment
  of certain debt                                   -        -             -      -             -        -        28,003     12.1%
Costs associated with the
  termination of management
  agreement                                         -        -             -      -             -        -         8,400      3.6%
Interest expense, net                             922      1.2%          952    1.4%        2,764      1.1%        4,074      1.8%
                                           -----------            -----------          ----------             -----------
  (Loss) income before income taxes              (943)    (1.2%)         166    0.2%        9,396      3.7%      (26,257)   (11.4%)

Income tax (benefit) expense                     (207)    (0.3%)         264    0.4%        2,836      1.1%       (7,038)    (3.0%)
                                           -----------            -----------          ----------             -----------
  Net (loss) income                        $     (736)    (0.9%)  $      (98)  (0.1%)  $    6,560      2.6%   $  (19,219)    (8.3%)
                                           ===========            ===========          ==========             ===========

                         Morton's Restaurant Group, Inc.
 Pro Forma Net Income (Loss) and Pro Forma Diluted Net Income (Loss) Per Share (Note 1)
                      (In thousands, except per share data)

                                                 Three Month Periods Ended        Nine Month Periods Ended
                                                ----------------------------    ---------------------------
                                                September 30,     October 1,     September 30,  October 1,
PRO FORMA ANALYSIS                                 2007             2006             2007          2006
------------------                              ------------    ------------    ------------    ------------

Net (loss) income, as reported                 $        (736)   $      (98)     $     6,560     $   (19,219)
Income tax (benefit) expense                            (207)          264            2,836          (7,038)
                                              --------------   -----------     -----------     ------------
(Loss) income before income taxes, as reported          (943)          166            9,396         (26,257)
Pro forma adjustments (1):
Costs associated with the repayment
     of certain debt                                       -             -                -          28,003 (2)
Stock compensation expense associated with IPO             -             -                -             488 (3)
Management fee paid to related party                       -             -                -             390 (4)
Costs associated with the termination of
     management agreement                                  -             -                -           8,400 (5)
Interest expense                                           -             -                -           1,239 (6)
                                               --------------   -----------     -----------     ------------
Pro forma (loss) income before income taxes             (943)          166            9,396          12,263

Income tax (benefit) expense                            (207)(7)        18            2,836(7)        4,108
                                               --------------   -----------     -----------     ------------
Pro forma net (loss) income                    $        (736)   $      148      $     6,560     $     8,155
                                               ==============   ===========     ===========     ============
Pro forma diluted net (loss) income per share  $       (0.04)   $     0.01      $      0.39     $      0.48

Shares used in computing pro forma
     diluted net (loss) income per share (8)        16,936.9      16,906.9         16,980.5        16,906.3


NOTES:
(1) There are no pro forma adjustments for fiscal 2007. As a result, the amounts included in the table above for the three and nine month periods ended September 30, 2007 are reported amounts. The Company believes the pro forma calculations for fiscal 2006 provide meaningful supplemental information to the Company's operating results on a basis comparable with that of future periods by eliminating the effects of unusual or other infrequent charges that are not directly attributable to the Company's underlying operating performance.

     Accordingly, the Company believes that the presentation of the pro forma analysis, when used in conjunction with GAAP financial measures, is a useful financial analysis tool which can assist investors in assessing the Company's financial condition, operating performance and underlying strength. The pro forma analysis should not be considered in isolation or as a substitute for net income (loss) prepared in accordance with GAAP. The pro forma analysis, as well as the other information in this press release, should be read in conjunction with the Company's financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission.

(2) Includes prepayment penalties relating to the repayment of the 7.5% senior secured notes and the 14.0% senior secured notes, investment banking and legal fees in connection with the tender offer for the 7.5% senior secured notes and the repurchase of the 14.0% senior secured notes, fees in connection with the termination of the prior working capital facility and the write-off of deferred financing fees relating to the 7.5% senior secured notes and the 14.0% senior secured notes and the prior working capital facility.

(3) Represents the non-recurring stock compensation expense attributable to the vesting of the executive units previously granted to certain employees. The vesting occurred in conjunction with the Company's IPO in February 2006.

(4) The related management agreement was terminated in conjunction with the Company's IPO in February 2006.

(5)  Represents the fee paid to terminate the management agreement.

(6) Interest expense for the nine month period ended October 1, 2006 was adjusted to eliminate interest expense related to the 7.5% senior secured notes and the 14.0% senior secured notes which were repaid in February 2006 and to reflect borrowings under our senior revolving credit facility.

(7)  The Company expects the 2007 income tax rate to approximate 30%.

(8) For the three month period ended September 30, 2007, potentially dilutive unvested restricted shares would decrease the loss per share and therefore are not added to the weighted average number of common shares outstanding. Fully diluted shares include dilutive unvested restricted shares of 6.5 for the three month period ended October 1, 2006. Fully diluted shares include dilutive unvested restricted shares of 50.2 and 5.9 for the nine month periods ended September 30, 2007 and October 1, 2006, respectively.